UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2022

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42307 Osgood Road, Suite I Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 445-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01	Other Events.

STAR Market Record

The shares of our operating subsidiary ACM Research (Shanghai), Inc., or ACM Shanghai, are listed on the Sci-Tech innovation board, or the STAR Market, of the Shanghai Stock Exchange, or the SSE. In accordance with the SSE’s rules governing the STAR Market, ACM Shanghai filed with the SSE a Record of May 2022 Investor Relations Activity, or the Record. The SSE posted the Record to the SSE’s website on June 20, 2022. A copy of the Record is included as exhibit 99.01 to this report.

ACM Shanghai 2021 Annual Meeting

In connection with the 2021 Annual General Meeting of Shareholders of ACM Shanghai, or the ACM Shanghai 2021 Annual Meeting, ACM Shanghai filed with the SSE an agenda for the ACM Shanghai 2021 Annual Meeting, which the SSE posted to its website on June 22, 2022. A copy of the ACM Shanghai 2021 Annual Meeting agenda is included as exhibit 99.02 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.01*	Record of May 2022 Investor Relations Activity filed by ACM Research (Shanghai), Inc. with the Shanghai Stock Exchange on June 20, 2022

99.02*	Agenda for the ACM Research (Shanghai), Inc. 2021 Annual Meeting filed by ACM Research (Shanghai), Inc. with the Shanghai Stock Exchange on June 22, 2022

104	Cover Page Interactive Data File (embedded within the XBRL document)

* Unofficial English translation summary of original document prepared in Mandarin Chinese.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACM RESEARCH, INC.

	By:	/s/ Mark McKechnie
Mark McKechnie
Chief Financial Officer and Treasurer
Dated: June 23, 2022